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EXHIBIT 99.4
                       SHARE SALE AGREEMENT

This Agreement made as of December 15, 1997

BETWEEN:

     437577 B.C. LTD., a company subsisting under the laws of British Columbia having an office at Suite 1200, 1090 West Pender
Street, Vancouver, British Columbia, Canada V6E 2N7 (the
"Vendor")

     OF THE FIRST PART
AND:

     DR. DAVID BENNETT, Businessman, of 284 Karori Road, Karori,
Wellington, New Zealand  (the "Purchaser")

     OF THE SECOND PART

WHEREAS:

     A. The Vendor is the beneficial owner of 1,361,250 common shares of Indo-Pacific Energy Ltd. (the "Company") subject to the terms and conditions of an agreement dated April 8, 1994 (the "Escrow Agreement") among Pacific Corporate Trust Company, the Company and the holders of escrow shares;

     B. By an acknowledgement dated April 8, 1994 the Vendor acknowledged and agreed to be bound by the terms and conditions of the Escrow Agreement;

     C. The Vendor wishes to sell, and the Purchaser wishes to purchase, 225,000 common shares of the Company (the "Escrow
Shares") on the terms and conditions of this Agreement;

WITNESSES THE parties mutually covenant and agree as follows:

1.   Transfer of Shares

     1.1 The Vendor sets over, transfers and assigns to Purchaser, and Purchaser purchases from the Vendor, the Escrow
Shares on the terms and other conditions of this Agreement.

2.   Consideration Payable

     2.1 The consideration payable by Purchaser for the transfer of the Escrow Shares from the Vendor is $1.00 and other good and valuable consideration.





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3.   Effective Date

     3.1 The effective date of the transaction of purchase and sale contained in the Agreement is the date on which Pacific Corporate Trust Company ("Pacific Trust") completes the transfer of the Escrow Shares on the books of the Company maintained by Pacific Trust.

4.   Representations, Warranties and Covenants of the Vendor

     4.1 The Vendor represents and warrants to, and covenants with, the Purchaser that:

          (a) it has been duly incorporated and validly exists as a corporation in good standing under the laws of British
     Columbia and is a Canadian corporation for tax purposes;

          (b) it has taken all necessary corporate proceedings to authorize the execution and delivery of this Agreement as a valid and binding agreement, enforceable against the Vendor in accordance with its terms and conditions;

          (c) the execution and delivery of this Agreement does not conflict with its charter documents, nor does it conflict with or result in a breach of, or accelerate the performance required by, any other contract, commitment, judicial of other government order to which it is a party or by which it is bound;

          (d) the Escrow Shares have been duly allotted and validly issued and there are no liens, charges or encumbrances affecting in any way the right of the Vendor to sell the Escrow Shares; and

          (e) the Vendor and its associates are a control person of the Company and, in connection with the sale of the Escrow Shares to the Purchaser:

               (i) the Company has been a reporting issuer in British Columbia for at least 12 months;

               (ii) the Vendor will file the notice in prescribed form in connection with the sale of the Escrow Shares to the Purchaser;

               (iii)     six months have elapsed since the date
          of acquisition of the Escrow Shares by the Vendor;

               (iv) no unusual effort has been made to prepare the market or create a demand for the Escrow Shares;
          and


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               (v)  no commission or other consideration has
          been, or is to be, paid in connection with the sale of the Escrow Shares.

     4.2 The representations, warranties and covenants of the Vendor are provided for the exclusive benefit of the Purchaser and any breach of any one or more thereof may be waived by the Purchaser in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation, warranty or covenant and the representations, warranties and covenants will survive the closing of the purchase and sale of the Escrow Shares.

5.   Representations, Warranties and Covenants of the Purchaser

     5.1 The Purchaser represents and warrants to, and covenants with, the Vendor that:

          (a) the Purchaser is not aware of any event or state of affairs which would disqualify the Purchaser from being the owner of the Escrow Shares;

          (b) if the Purchaser ceases to be a principal of the Company as that word is understood in Local Policy 3-07 of the British Columbia Securities Commission, the Purchaser will set over, assign and transfer such number of the Escrow Shares as have not at that time been released from escrow to a person or persons designated by the board of directors of the Company and will execute and deliver such agreements, deeds and other instruments as may be necessary to effect the transfer of the Escrow Shares then remaining in escrow to such person or persons as have been designated by the board of directors.

     5.2 The representations, warranties and covenants of the Purchaser are provided for the exclusive benefit of Vendor and any breach of any one or more thereof may be waived by Vendor in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation, warranty or covenant and the representations, warranties and covenants of the Purchaser will survive the purchase and sale of the Escrow Shares.

Consent of Executive Director

     6.1 It is a condition that the Executive Director of the British Columbia Securities Commission consent in writing to the sale of the Escrow Shares to the Purchaser.





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     6.2  The Vendor and Purchaser will do all such things and
execute and deliver all such documents as may be necessary to apply for and obtain the consent of the Executive Director of the British Columbia Securities Commission to the sale of the Escrow Shares.

6.   Notices

     6.1 Except as otherwise specified, any notice to be given will be given in writing, and be delivered in person to a named party or by telecopy properly addressed to the part to whom given.

     6.2 A notice given under this Agreement will be deemed given only when received by the party to whom such notice is directed; but any notice given by telecopy properly addressed to the party to whom directed will be deemed given to and received by that party on the date on which such notice is telecopied.

     6.3  Each party's address for notice will be:

          (a)  for the Vendor:

               437577 B.C. Ltd.
               Suite 1200, 1090 West Pender Street
               Vancouver, B.C.  V6E 2N7

               Attention: Mr. Alex Guidi

               Telecopy: 604-682-1174

          (b)  for the Purchaser:

               Dr. David Bennett
               284 Karori Road
               Karori, Wellington
               New Zealand

               Telecopy: 011-64-4-476-0120

until such party specifies another address by notice to all other parties.

7.   General

     7.1 This Agreement will supersede and replace any other agreement or arrangement, whether oral or written, heretofore existing between the parties in respect of the subject matter of this Agreement.




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     7.2  No consent or waiver expressed or implied by either
party in respect of any breach or default by the other in the performance by such other of its obligations hereunder will be deemed or construed to be consent to or a waiver of any other breach or default.

     7.3 The parties will promptly execute or cause to be executed all forms, documents, deeds, conveyances and other instruments of further assurance which may be reasonably necessary or advisable to carry out fully the intent of this Agreement or to record wherever appropriate the respective interests from time to time of the parties in the Property.

     7.4 This Agreement will enure to the benefit of and be binding upon the parties and their respective successors and assigns.

     7.5 This Agreement will be construed in accordance with the laws in force from time to time in British Columbia and any proceeding commenced or maintained in connection with the Agreement will be so commenced or maintained in the court of appropriate jurisdiction in the County of Vancouver, British Columbia to which jurisdiction the parties irrevocably attorn.

     7.6 This Agreement may not be assigned by a party without the consent in writing of the other party first had and received, which consent may be withheld if the assignee is not, or is not to become, a principal of the Company as that expression is understood in Local Policy 3-07 of the British Columbia Securities Commission.

IN WITNESS WHEREOF the parties have executed and delivered this Agreement as of the day and year first above written.

                         437577 B.C. Ltd.

                         By:  /s/ Alex Guidi
                         Alex Guidi, President












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Signed, Sealed and Delivered by Dr. David    )
Bennett in the presence of:                  )
                                             )
K.B. Witt Office Manager                     )
___________________________________          )
Name                                         )    /s/ David
Bennett
                                             )    __________________
Wellington                                   )    DR. DAVID
                                             BENNETT
__________________________________           )
Address                                      )
                                             )
New Zealand                                  )
__________________________________           )
                                             )
__________________________________           )